UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2006

LONE STAR STEAKHOUSE & SALOON, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19907	48-1109495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 East Douglas, Suite 700, Wichita, KS		67202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (316) 264-8899

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

John D. White, a Director, Chief Financial Officer, Treasurer and Executive Vice President of Lone Star Steakhouse & Saloon, Inc. (the “Company”), entered into a stock trading plan on May 8, 2006, in accordance with Rule 10b5-1 to sell up to 200,000 shares of the Company’s common stock. Sales pursuant to this plan commenced on May 9, 2006 and end on July 10, 2006.

Also on May 8, 2006, Gerald T. Aaron, the Company’s Senior Vice President, Counsel and Secretary entered into a trading plan in accordance with Rule 10b5-1. Mr. Aaron’s plan provides that Mr. Aaron may sell up to 150,000 shares of the Company’s common stock. Sales pursuant to this plan commenced on May 9, 2006 and end on July 10, 2006.

Both plans provide for sales of specified share amounts at market prices, subject to specified limitations and were established during the Company’s trading “window”. Messrs. White and Aaron have informed the Company that they will publicly disclose any stock sales made under the Rule 10b5-1 plan as required by the securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR STEAKHOUSE & SALOON, INC.

Dated: May 9, 2006	By: /s/ Gerald T. Aaron
Name: Gerald T. Aaron
Title: Senior Vice President